As filed with the Securities and Exchange Commission on May 26, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gastar Exploration Ltd.

Gastar Exploration USA, Inc.

Alberta, Canada Delaware	98-0570897 38-3531640
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 650

Houston, Texas 77010

(713) 739-1800

(Address, Including Zip Code and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

J. Russell Porter

1331 Lamar Street, Suite 650

Houston, Texas 77010

(713) 739-1800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to

James M. Prince

Vinson & Elkins L.L.P.

1001 Fannin, 2500 First City Tower

Houston, Texas 77002

Telephone: (713) 758-2222

Approximate date of commencement of proposed sale to the public:

From time-to-time after this Registration Statement becomes effective,

as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Preferred Stock of Gastar Exploration USA, Inc. (1)	(2)	(2)	(2)	N/A
Guarantees of Preferred Securities by Gastar Exploration Ltd. (3)	(2)	(2)	(2)	N/A
Total	(2)	(2)	$200,000,000 (2)	$23,220 (4)

(1)	The registrant is hereby registering an indeterminate number or amount of shares of preferred stock up to a proposed maximum aggregate offering price of $200,000,000.
(2)	The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended, or the Securities Act. The securities covered by this Registration Statement may be sold or otherwise distributed separately or together with, or in units with, any other securities covered by this Registration Statement or other securities. There is being registered hereunder such indeterminate principal amount, liquidation amount or number of each identified class of securities as may from time to time be issued at indeterminate prices. The aggregate initial offering price of all securities issued by the Registrants from time to time pursuant to this Registration Statement shall not exceed $200,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with, and at the time of, the issuance by the Registrants of the securities registered herein.
(3)	If a series of preferred stock is guaranteed, such series will be guaranteed by Gastar Exploration Ltd. The guarantees will be issued without additional consideration. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any guarantees of any debt securities registered hereby.
(4)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 26, 2011

PROSPECTUS

$200,000,000

Gastar Exploration USA, Inc.

Preferred Stock

Gastar Exploration Ltd.

Guarantee of Preferred Securities

Through this prospectus, Gastar Exploration USA, Inc. may periodically offer preferred stock that is fully and unconditionally guaranteed by Gastar Exploration Ltd. in the manner and to the extent as described in this prospectus. The aggregate offering price of the preferred stock may not exceed $200,000,000. The prices and other terms of the preferred stock and the related guarantees we will offer will be determined at the time of its offering and will be described in a supplement to this prospectus.

There is currently no market for any of the securities included in this prospectus, although Gastar Exploration USA, Inc. intends to list certain series of its preferred stock offered by this prospectus on the NYSE Amex.

The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Investing in our securities involves a high degree of risk. Please read the matters set forth in “Risk Factors” beginning on page 2 of this prospectus, in any prospectus supplement or incorporated by reference herein or therein in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2011

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where an offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Information contained on our website or about us on any other website does not constitute part of this prospectus.

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, all references to “preferred stock” or similar terms in the prospectus refer only to the preferred stock of Gastar Exploration USA, Inc. and all references to “guarantees” in this prospectus refer only to the guarantees of such preferred stock by Gastar Exploration Ltd.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf registration process, we may sell the preferred stock described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the preferred stock and the related guarantees that we may offer. Each time we sell these securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering including, among other things, the specific amounts, prices, and terms of the offered securities. The prospectus supplement may also add to, update or change information in this prospectus. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. You should read carefully this prospectus, any prospectus supplement, and the additional information described below.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered by this prospectus, you should refer to that registration statement, which you can obtain from the SEC, as described below under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and related prospectus supplement. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of these documents.

i

PROSPECTUS SUMMARY

Our Company

Gastar Exploration USA, Inc. is a Delaware corporation and the primary operating subsidiary of Gastar Exploration Ltd., which owns 100% of the common stock of Gastar Exploration USA, Inc. Gastar Exploration USA, Inc. converted from a Michigan corporation to a Delaware corporation on May 24, 2011.

Gastar Exploration Ltd. is a corporation, incorporated in Alberta and subsisting under the Business Corporations Act (Alberta), with its common shares listed on the NYSE Amex under the symbol “GST.” Gastar Exploration Ltd. is a holding company and substantially all of its operations are conducted through, and substantially all of its assets are held by, its primary operating subsidiary, Gastar Exploration USA, Inc., and its wholly-owned subsidiaries.

Unless otherwise stated or the context otherwise requires, all references in this prospectus to “Gastar USA” refer solely to Gastar Exploration USA, Inc., all references to “Parent” refer solely to Gastar Exploration Ltd., and all references to “we,” “us,” and “our” or similar references refer to Gastar Exploration Ltd. and its wholly-owned subsidiaries, including Gastar Exploration USA, Inc., its primary operating company.

Our Business

We are an independent energy company engaged in the exploration, development and production of natural gas and oil in the United States. Our principal business activities include the identification, acquisition, and subsequent exploration and development of natural gas and oil properties. Our emphasis is on prospective deep structures identified through seismic and other analytical techniques as well as unconventional natural gas reserves, such as shale resource plays. We are pursuing natural gas exploration in the Marcellus Shale in the Appalachian area of West Virginia and central and southwestern Pennsylvania and the deep Bossier play in the Hilltop area in East Texas. We also conduct limited coal bed methane development activities within the Powder River Basin of Wyoming and Montana.

Corporation Information

Our principal executive office is located at 1331 Lamar Street, Suite 650, Houston, Texas 77010, and our telephone number at that address is (713) 739-1800. Our website address is www.gastar.com. Information contained on or accessible through our website or about us on any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider the risk factors included in the our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K (each as may be amended), which are incorporated herein by reference, and those risk factors that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the other documents we incorporate by reference in evaluating an investment in our securities.

If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. In that case, we may be unable to pay interest on, or the principal of, any debt securities. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

For more information please refer to the sections described below under the headings “Cautionary Statements Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward–looking information that is intended to be covered by the “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact included or incorporated by reference in this prospectus are forward-looking statements, including without limitation all statements regarding future plans, business objectives, strategies, expected future financial position or performance, expected future operational position or performance, budgets and projected costs, future competitive position or goals and/or projections of management for future operations. In some cases, you can identify a forward-looking statement by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target” or “continue,” the negative of such terms or variations thereon, or other comparable terminology. Forward-looking statements may include statements that relate to, among other things, our:

•	financial position;

•	business strategy and budgets;

•	anticipated capital expenditures;

•	drilling of wells, including the anticipated scheduling and results of such operations;

•	natural gas and oil reserves;

•	timing and amount of future production of natural gas, natural gas liquids, oil and condensate;

•	operating costs and other expenses;

•	cash flow and anticipated liquidity;

•	prospect development; and

•	property acquisitions and sales.

The forward-looking statements contained in this prospectus are largely based on our expectations for the future, which reflect certain estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions, operating trends and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. As such, management’s assumptions about future events may prove to be inaccurate. For a more detailed description of the risks and uncertainties involved, see Item 1A. “Risk Factors” in Part I of the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC by Parent. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events, changes in circumstances or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions all readers that the forward-looking statements contained in this report are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to:

•	the supply and demand for natural gas and oil;

•	low and/or declining prices for natural gas and oil;

•	natural gas and oil price volatility;

•	worldwide political and economic conditions and conditions in the energy market;

•	our ability to raise capital to fund capital expenditures or repay or refinance debt upon maturity;

•	the ability and willingness of our current or potential counterparties, third-party operators or vendors to enter into transactions with us and/or to fulfill their obligations to us;

•	failure of our joint interest partners to fund any or all of their portion of any capital program;

•	the ability to find, acquire, market, develop and produce new natural gas and oil properties;

•	uncertainties about the estimated quantities of natural gas and oil reserves;

•	strength and financial resources of competitors;

•	availability and cost of material and equipment, such as drilling rigs and transportation pipelines;

•	availability and cost of processing and transportation;

•	changes or advances in technology;

•	uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures;

•

the risks associated with exploration, including cost overruns and the drilling of non-economic wells or dry wells, operating hazards inherent to the natural gas and oil business and down hole drilling and completion risks that are generally not recoverable from third parties or insurance;

•	potential mechanical failure or under-performance of significant wells or pipeline mishaps;

•	environmental risks;

•

possible new legislative initiatives and regulatory changes potentially adversely impacting our business and industry, including, but not limited to, national healthcare, cap and trade, hydraulic fracturing, state and federal corporate income taxes, retroactive royalty or production tax regimes, changes in environmental regulations, environmental risks and liability under federal, state and local environmental laws and regulations;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	potential losses from pending or possible future claims, litigation or enforcement actions;

•

potential defects in title to our properties or lease termination due to lack of activity or other disputes with mineral lease and royalty owners, whether regarding calculation and payment of royalties or otherwise;

•	the weather, including the occurrence of any adverse weather conditions and/or natural disasters affecting our business;

•	ability to find and retain skilled personnel; and

•

any other factors that impact or could impact the exploration of natural gas or oil resources, including, but not limited to, the geology of a resource, the total amount and costs to develop recoverable reserves, legal title, regulatory, natural gas administration, marketing and operational factors relating to the extraction of natural gas and oil.

You should not unduly rely on these forward-looking statements in this prospectus, as they speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly update, revise or release any revisions to these forward-looking statements after the date on which they are made to reflect new information, events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we expect to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include, among other things:

•	capital expenditures;

•	the repayment of indebtedness;

•	working capital; and

•	to make strategic acquisitions.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our historical earnings to combined fixed charges and preferred dividends for Gastar Exploration USA, Inc. for the periods indicated.

	Three Months Ended March 31, 2011	Year Ended December 31,
		2010	2009	2008	2007	2006
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends (1)	(2)	(3)	4.8x	(4)	(5)	(6)

(1)	No preferred dividends were paid for the periods shown.
(2)	Earnings were inadequate to cover combined fixed charges and preferred dividends for the three months ended March 31, 2011 by $1.8 million.
(3)	Earnings were inadequate to cover combined fixed charges and preferred dividends for the year ended December 31, 2010 by $12.0 million.
(4)	Earnings were inadequate to cover combined fixed charges and preferred dividends for the year ended December 31, 2008 by $12.5 million.
(5)	Earnings were inadequate to cover combined fixed charges and preferred dividends for the year ended December 31, 2007 by $407,000.
(6)	Earnings were inadequate to cover combined fixed charges and preferred dividends for the year ended December 31, 2006 by $67.9 million.

DESCRIPTION OF PREFERRED SECURITIES

Subject to the filing of one or more Certificates of Designation in accordance with the Delaware General Corporation Law, or the DGCL, the board of directors of Gastar USA, or the Gastar USA Board, may, without the approval of stockholders, at any time and from time-to-time issue one or more series of preferred stock. Subject to the filings of one or more Certificates of Designation and other limitations prescribed by law, the Gastar USA Board may from time-to-time fix, before issuance, the number of shares of each series and the designation, rights, privileges, restrictions and conditions attaching to each series, including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a distribution; the extent, if any, of further participation on a distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, or cumulative or non-cumulative), if any. The authorization of undesignated preferred stock makes it possible for the Gastar USA Board to issue preferred stock with rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us. If Gastar USA offers preferred stock, a description of the rights, privileges, restrictions and conditions attaching thereto will be filed with the SEC and described in the prospectus supplement, including the following terms:

The prospectus supplement with respect to any issuance of preferred stock will specify:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•

the price and the terms and conditions for redemption, if any, including redemption at Gastar USA’s option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon liquidation, dissolution or winding up of Gastar USA’s affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•

the terms and conditions, if any, for conversion or exchange of the shares of preferred stock into or for shares of any other class or classes of Gastar USA’s capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities, including debt securities, or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	any voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Any shares of preferred stock offered pursuant to this prospectus and the applicable prospectus supplement will, upon issuance, be fully paid and non-assessable.

DESCRIPTION OF GUARANTEE OF PREFERRED SECURITIES

Set forth below is a summary of information concerning the preferred securities guarantees that the Parent will execute and deliver for the benefit of the holders of any series of preferred stock offered by Gastar USA. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of preferred securities guarantee which is filed as an exhibit to the registration statement of which this prospectus forms a part. A prospectus supplement may contain more specific information about the terms of the preferred securities guarantee.

Pursuant to each preferred stock guarantee, the Parent will agree to pay in full, to the holders of the preferred stock issued by Gastar USA, the guarantee payments, except to the extent paid by Gastar USA, as and when due, regardless of any defense, right of set-off or counterclaim which Gastar USA may have or assert. The following payments, without duplication, with respect to preferred stock, to the extent not paid by Gastar USA, will be subject to the preferred stock guarantee:

•

any accumulated and unpaid distributions (as described in the applicable Certificate of Designation of the preferred stock) that have been declared by the board of directors of Gastar USA to be paid on the preferred stock out of funds legally available for such dividends;

•

any redemption price (as described in the applicable Certificate of Designation of the preferred stock), plus all accrued and unpaid dividends to the date of redemption with respect to any preferred stock called for redemption by Gastar USA or otherwise required to be redeemed by the terms of the applicable Certificate of Designation; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of Gastar USA, the aggregate stated liquidation preference and all accumulated and unpaid dividends, whether or not declared, without regard to whether Gastar USA has sufficient assets to make full payment as required on liquidation.

The Parent’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the Parent to the holders of preferred stock or by causing Gastar USA to pay the amounts to the holders.

The preferred stock guarantees will be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

PLAN OF DISTRIBUTION

General

We may sell the securities offered through this prospectus in any one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

•	through a combination of any of these methods of sale.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

In addition, we may enter into option or other types of transactions that require us or them to deliver preferred stock to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the preferred stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of preferred stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•

enter into option or other types of transactions that require us to deliver preferred stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the preferred stock under this prospectus; or

•

loan or pledge the preferred stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities described in this prospectus may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered; the purchase price or initial public offering price of the securities; the names of any underwriters, dealers or agents; the net proceeds to us from the sale of the securities; any delayed delivery arrangements; any underwriting discounts, commissions and other items constituting compensation from us; any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any commissions paid to agents.

Market Making and Stabilization

There is currently no market for any of the securities included in this prospectus, although we intend to list certain series of Gastar USA’s preferred stock on the NYSE Amex. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for the listing of these other securities on any securities exchange or quoting such securities on the over the counter Bulletin Board or such other quotation system; any such listing with respect to these other securities will be described in the applicable prospectus supplement.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.

Underwriters and Agents

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Dealers

If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Subscription Offerings

We may also make direct sales through subscription rights distributed to Gastar USA’s existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to Gastar USA’s stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Underwriting Compensation

We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

LEGAL MATTERS

Vinson & Elkins L.L.P. will pass upon the validity of the securities offered in this registration statement. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of each of Gastar Exploration Ltd. and Gastar Exploration USA, Ltd. as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 and Gastar Exploration Ltd.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 incorporated by reference in this prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

Information incorporated by reference into this prospectus regarding our estimated quantities of natural gas and oil reserves was prepared by us. Our proved reserve estimates as of December 31, 2010, 2009 and 2008 incorporated by reference into this prospectus were prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers.

WHERE YOU CAN FIND MORE INFORMATION

We are “incorporating by reference” into this prospectus information we file with the SEC. This procedure means that we can disclose important information to you by referring you to documents filed with the SEC. The information we incorporate by reference is part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed pursuant to Item 2.02, Item 7.01 or certain exhibits furnished pursuant to Item 9.01 of any current report on Form 8-K with the SEC) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus until the offering under this registration statement is completed.

•

Annual Report on Form 10-K for the year ended December 31, 2010, filed by Gastar Exploration Ltd. with the SEC on March 10, 2011 (File No. 001-32714), including information incorporated by reference from the Definitive Proxy Statement on Schedule 14A filed by Gastar Exploration Ltd. with the SEC on April 19, 2011 (File No. 001-32714);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed by Gastar Exploration Ltd. with the SEC on May 5, 2011 (File No. 001-32714); and

•

Current Reports on Form 8-K filed by Gastar Exploration Ltd. with the SEC on March 11, 2011, March 11, 2011, March 23, 2011, March 31, 2011 and May 26, 2011 (excluding any information furnished and not filed pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K with the SEC) (each File No. 001-32714).

You may request a copy of these filings at no cost by making written or telephone requests for copies to:

Gastar Exploration Ltd.

Gastar Exploration USA, Inc.

1331 Lamar Street, Suite 650

Houston, Texas 77010

Attention: Michael A. Gerlich

Telephone: (713) 739-1800

Additionally, you may read and copy any materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding us. The SEC’s website address is http://www.sec.gov. You can also obtain copies of the materials we file with the SEC from our website at http://www.gastar.com. The information on our website or about us on any other website is not part of this prospectus.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Gastar Exploration Ltd.

The following description of the indemnification provisions of the Business Corporations Act (Alberta) and of the Parent’s bylaws, as amended, does not purport to be complete and is subject to and qualified in its entirety by reference to the Business Corporations Act (Alberta) and the full text of the Parent’s bylaws, each as amended.

The Business Corporations Act (Alberta) allows us to, and the Parent’s bylaws provide in part that we will, indemnify each of the Parent’s directors and officers, former directors and officers and any person who acts or acted at the Parent’s request as a director or officer of a body corporate of which we are or were a shareholder or creditor (each an “Indemnified Person”), and such Indemnified Person’s heirs and legal representatives, against all costs, charges and expenses reasonably incurred by such Indemnified Person in respect of any civil, criminal or administrative action or proceeding to which the Indemnified Person is made a party by reason of being or having been a director or officer of the Parent or that body corporate, if the Indemnified Person: (1) acted honestly and in good faith with a view to the Parent’s best interests; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. As used above, “costs, charges and expenses” includes an amount paid to settle an action or satisfy a judgment. These indemnities will continue in effect after the director or officer resigns his position or his position is terminated for any reason.

On December 13, 2006, the Board of Directors of the Parent approved changes to the Parent’s bylaws. Such changes were to clarify the indemnification rights of the directors and officers within Article VIII of the bylaws as set forth in summary below:

•	Mandatory advancement of expenses to directors with respect to indemnification for proceedings;

•	Mandatory indemnification to directors, subject to court approval, for actions brought by or in the name of the Parent;

•	Indemnification for expenses incurred in respect of threatened litigation; and

•	Entitlement to payment of attorneys fees that directors/officers incur in litigating with the Parent their right to receive indemnity payments from the Parent whether successful or not.

The foregoing rights/entitlements are subject to the director/officer meeting the following standard of conduct:

(a)	The director/officer acting honestly and in good faith with a view to the best interests of the Parent; and

(b)	In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director/officer having reasonable grounds for believing that the director’s/officer’s conduct was lawful.

All bylaw changes approved by the Parent’s Board of Directors were approved by the Parent’s shareholders at its annual meeting of shareholders held in June 2007.

There is currently no pending material litigation or proceeding involving any of the Parent’s directors, officers or employees for which indemnification is sought.

Gastar Exploration USA, Inc.

Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Section 5.7 of Gastar USA’s Amended and Restated Bylaws provides for indemnification to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Gastar USA to provide broader indemnification rights that said law permitted Gastar USA to provide prior to such amendment), against all expense, liability and loss reasonably incurred by such person in connection therewith and such indemnification shall continue as to such person’s heirs, executors and administrators; provided, however, that except as provided below with respect to proceedings seeking to enforce rights to indemnification, Gastar USA shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Gastar USA.

If a claim is not paid in full by Gastar USA within thirty days after a written claim has been received by Gastar USA, the claimant may at any time thereafter bring suit against Gastar USA to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been entered to Gastar USA) that the claimant has not met the standards of conduct which make it permissible under the DGCL for Gastar USA to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on Gastar USA.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. The amounts set forth below are estimates.

Registration Fee	$23,220
Printing and engraving expenses*	20,000
Listing fee*	60,000
Legal fees and expenses*	100,000
Accountants’ fees and expenses*	50,000
Transfer agent’s fees and expenses*	20,000
Miscellaneous costs*	15,000

Total	$288,220

*	Estimated solely for the purpose of this Item. Actual expenses may vary.

Item 15.	Indemnification of Directors and Officers

Gastar Exploration Ltd.

The following description of the indemnification provisions of the Business Corporations Act (Alberta) and of the Parent’s bylaws, as amended, does not purport to be complete and is subject to and qualified in its entirety by reference to the Business Corporations Act (Alberta) and the full text of the Parent’s bylaws, each as amended.

The Business Corporations Act (Alberta) allows us to, and the Parent’s bylaws provide in part that we will, indemnify each of the Parent’s directors and officers, former directors and officers and any person who acts or acted at the Parent’s request as a director or officer of a body corporate of which we are or were a shareholder or creditor (each an “Indemnified Person”), and such Indemnified Person’s heirs and legal representatives, against all costs, charges and expenses reasonably incurred by such Indemnified Person in respect of any civil, criminal or administrative action or proceeding to which the Indemnified Person is made a party by reason of being or having been a director or officer of the Parent or that body corporate, if the Indemnified Person: (1) acted honestly and in good faith with a view to the Parent’s best interests; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. As used above, “costs, charges and expenses” includes an amount paid to settle an action or satisfy a judgment. These indemnities will continue in effect after the director or officer resigns his position or his position is terminated for any reason.

On December 13, 2006, the Board of Directors of the Parent approved changes to the Parent’s bylaws. Such changes were to clarify the indemnification rights of the directors and officers within Article VIII of the bylaws as set forth in summary below:

•	Mandatory advancement of expenses to directors with respect to indemnification for proceedings;

•	Mandatory indemnification to directors, subject to court approval, for actions brought by or in the name of the Parent;

•	Indemnification for expenses incurred in respect of threatened litigation; and

•	Entitlement to payment of attorneys fees that directors/officers incur in litigating with the Parent their right to receive indemnity payments from the Parent whether successful or not.

The foregoing rights/entitlements are subject to the director/officer meeting the following standard of conduct:

(a)	The director/officer acting honestly and in good faith with a view to the best interests of the Parent; and

(b)	In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director/officer having reasonable grounds for believing that the director’s/officer’s conduct was lawful.

All bylaw changes approved by the Parent’s Board of Directors were approved by the Parent’s shareholders at its annual meeting of shareholders held in June 2007.

Gastar Exploration USA, Inc.

Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Section 5.7 of Gastar USA’s Amended and Restated Bylaws provides for indemnification to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Gastar USA to provide broader indemnification rights that said law permitted Gastar USA to provide prior to such amendment), against all expense, liability and loss reasonably incurred by such person in connection therewith and such indemnification shall continue as to such person’s heirs, executors and administrators; provided, however, that except as provided below with respect to proceedings seeking to enforce rights to indemnification, Gastar USA shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Gastar USA.

If a claim is not paid in full by Gastar USA within thirty days after a written claim has been received by Gastar USA, the claimant may at any time thereafter bring suit against Gastar USA to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been entered to Gastar USA) that the claimant has not met the standards of conduct which make it permissible under the DGCL for Gastar USA to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on Gastar USA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.	Exhibits

The following documents are filed as exhibits to this registration statement.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement (for Preferred Stock)

3.1	Amended and Restated Articles of Incorporation of Gastar Exploration Ltd. (incorporated herein by reference to Exhibit 3.1 to Gastar Exploration Ltd.’s Amendment No. 1 to Registration Statement on Form S-1/A, filed with the SEC on October 13, 2005)

3.2	Amended Bylaws of Gastar Exploration Ltd. dated as of June 3, 2010 (incorporated herein by reference to Exhibit 3.1 to Gastar Exploration Ltd.’s Current Report on Form 8-K, filed with the SEC on June 4, 2010)

3.3**	Certificate of Incorporation of Gastar Exploration USA, Inc.

3.4**	Amended and Restated Bylaws of Gastar Exploration USA, Inc.

4.1*	Form of Certificate of Designation

5.1**	Opinion of Vinson & Elkins L.L.P.

12.1**	Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

23.1**	Consent of BDO USA, LLP

23.2**	Consent of BDO USA, LLP

23.3**	Consent of Netherland, Sewell and Associates, Inc.

23.4**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1**	Powers of Attorney (included on Page II-6 as part of the signature page)

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the Registrant and incorporated by reference into this Registration Statement.
**	Filed herewith.

Item 17.	Undertakings

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of any registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of any undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of any undersigned registrant or used or referred to by such undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about any undersigned registrant or its securities provided by or on behalf of such registrant; and

(d)	Any other communication that is an offer in the offering made by any undersigned registrant to the purchaser.

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 26, 2011.

GASTAR EXPLORATION LTD.

By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Russell Porter his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on May 26, 2011 in the capacities indicated.

Signature	Title

/s/ J. Russell Porter J. Russell Porter	President and Chief Executive Officer (Principal Executive Officer)

/s/ Michael A. Gerlich Michael A. Gerlich	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Floyd R. Price Floyd R. Price	Chairman of the Board

/s/ John H. Cassels John H. Cassels	Director

/s/ Randolph C. Coley Randolph C. Coley	Director

/s/ Robert D. Penner Robert D. Penner	Director

/s/ John M. Selser John M. Selser	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 26, 2011.

GASTAR EXPLORATION USA, INC.

By:	/s/ J. Russell Porter
J. Russell Porter
President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on May 26, 2011 in the capacities indicated.

Signature	Title

/s/ J. Russell Porter J. Russell Porter	President and Sole Director (Principal Executive Officer)

/s/ Michael A. Gerlich Michael A. Gerlich	Secretary and Treasurer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

1.1*	Form of Underwriting Agreement (for Preferred Stock)

3.1	Amended and Restated Articles of Incorporation of Gastar Exploration Ltd. (incorporated herein by reference to Exhibit 3.1 to Gastar Exploration Ltd.’s Amendment No. 1 to Registration Statement on Form S-1/A, filed with the SEC on October 13, 2005)

3.2	Amended Bylaws of Gastar Exploration Ltd. dated as of June 3, 2010 (incorporated herein by reference to Exhibit 3.1 to Gastar Exploration Ltd.’s Current Report on Form 8-K, filed with the SEC on June 4, 2010)

3.3**	Certificate of Incorporation of Gastar Exploration USA, Inc.

3.4**	Amended and Restated Bylaws of Gastar Exploration USA, Inc.

4.1*	Form of Certificate of Designation

5.1**	Opinion of Vinson & Elkins L.L.P.

12.1**	Ratio of Earnings to Combined Fixed Charges and Dividends

23.1**	Consent of BDO USA, LLP

23.2**	Consent of BDO USA, LLP

23.3**	Consent of Netherland, Sewell and Associates, Inc.

23.4**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1**	Powers of Attorney (included on Page II-6 as part of the signature page)

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the Registrant and incorporated by reference into this Registration Statement.
**	Filed herewith.